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                                                                    EXHIBIT 3.17


                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "KOFFOLK, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.


                                        /s/ Edward J. Freel
                                        -------------------
                                        Edward J. Freel, Secretary of State

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                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "KOFFOLK, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.


                                        /s/ Edward J. Freel
                                        -------------------
                                        Edward J. Freel, Secretary of State

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                          CERTIFICATE OF INCORPORATION

                                       0F

                                  KOFFOLK, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is:

                    Koffolk, Inc.

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Street, in the City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation is:

     to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.0l per share.

     FIFTH: The name and the mailing address of the incorporator are as follows:

                    James R. Gallop, Esq.
                    Golenbock, Eiseman, Assor & Bell
                    437 Madison Avenue, 35th Floor
                    New York, New York 10022-7302

     SIXTH: The corporation shall have power to indemnify and advance expenses to any person to the full extent permitted from time to time by the General Corporation Law of the State of Delaware.

     The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law,

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agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

     EIGHTH: The corporation is to have perpetual existence.

     NINTH: In furtherance and not in limitation of the powers conferred upon the stockholders by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by laws of the corporation, subject to the power of the stockholders to alter or repeal the by--laws made or altered by the board of directors.

     TENTH: Except as otherwise required in the by laws of the corporation, election of directors need not be by written ballot.

     Signed at New York, New York on February 6, 1996.


                                        /s/ James R. Gallop
                                        -------------------
                                        James R. Gallop,
                                        Incorporator

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